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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 21, 1997, except for Note 12, as to which the date is January 23, 1998, which appears on page F-2 of the Company's Prospectus dated January 27, 1998, which is incorporated by reference for the year ended September 30, 1997. We also consent to the reference to us as "experts" in such Registration Statement.




/s/ PRICE WATERHOUSE LLP
Price Waterhouse LLP

Houston, Texas
June 26, 1998